                                                                      Exhibit 21

                         MERCK & CO., INC. SUBSIDIARIES


     Each of the subsidiaries below does business under the name in which listed. A subsidiary of a subsidiary is indicated by indentation under the immediate parent. All voting securities of the subsidiaries named are owned directly or indirectly by the Company, except where otherwise indicated. Certain other subsidiaries, principally overseas companies that are less than wholly owned, have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of December 31, 1995.

                                                           Country or State
     Name                                                  of Incorporation
     ----                                                  -----------------

Chibret A/S                                                      Denmark

International Indemnity Limited                                  Bermuda

Merck Ventures Canada, Ltd.                                      Canada

Laboratorios Prosalud S.A.                                       Peru

Merck-Medco Managed Care, Inc.                                   Delaware
  Apartment Lease Corporation                                    New York
  CM Delaware Corporation                                        Delaware
  DM-MG, Inc.                                                    Delaware
  Flex Rx of Pennsylvania, Inc.                                  Pennsylvania
  Managed Care, Inc.                                             Nevada
  MCCO Corp.                                                     New Jersey
  MCSI Corp.                                                     New Jersey
  Medco Containment Insurance Company of New Jersey              New Jersey
  Medco Containment Insurance Company of New York                New York
  Medco Containment Life Insurance Company                       Iowa
  Medco Holdings Corp.                                           Delaware
     Medical Marketing Group, Inc.                               Delaware
       KSF Medical Publishing Company, Inc.                      New York
       Medical Marketing, Inc.                                   Delaware
       MMGI Corp.                                                New Jersey
  Medco MM Corp.                                                 New Jersey
  NJRE Corporation                                               New Jersey
  MW Holdings, Inc.                                              Delaware
  NRx Services, Inc.                                             New York
  NRx Federal Corp.                                              Delaware

  National Administrative Services, Inc.                         Delaware
  National Pharmacies, Inc.                                      New Jersey
  National Rx Services No. 2, Inc.                               Florida
  National Rx Services No. 2, Inc. of Ohio                       Ohio
  National Rx Services No. 3, Inc. of Ohio                       Ohio
  National Rx Services, Inc.                                     Ohio
  National Rx Services, Inc. of Mass.                            Massachusetts
  National Rx Services, Inc. of Missouri                         Missouri
  National Rx Services, Inc. of Nevada                           Nevada
  National Rx Services, Inc. of Oklahoma                         Oklahoma
  National Rx Services, Inc. of Pennsylvania                     Pennsylvania
  National Rx Services, Inc. of Texas                            Texas
  National Rx Services, Inc. of Virginia                         Virginia
  National Rx Services, Inc. of Washington                       Washington
  National Rx Services, Inc.                                     Florida
  National Rx Services, Inc.                                     California
  New York Paid Independent Practice Association No. 1, Inc.     New York
  New York Paid Independent Practice Association No. 2, Inc.     New York
  New York Paid Independent Practice Association No. 3, Inc.     New York
  New York Paid Independent Practice Association No. 4, Inc.     New York
  New York Paid Independent Practice Association No. 5, Inc.     New York
  Paid Direct, Inc.                                              Delaware
  Paid Prescriptions, Inc.                                       Nevada
  Physician Marketing Services, Inc.                             Delaware
  Replacement Distribution Center, Inc.                          Ohio

Merck and Company, Incorporated                                  Delaware

Merck Capital Investments, Inc.                                  Delaware

Merck Capital Resources, Inc.                                    Delaware

Merck de Puerto Rico, Inc.                                       Delaware

Merck Foreign Sales Corporation Ltd.                             Bermuda

Merck Holdings, Inc.                                             Delaware
  Frosst Laboratories, Inc.                                      Delaware
  Frosst Portuguesa - Produtos Farmaceuticos, Lda.               Portugal

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  Hubbard Farms, Inc.                                            Delaware
     Hubbard Foods, Inc.                                         New Hampshire
     Hubbard France S.A.R.L.                                     France
     Merck Resource Management, Inc.                             Delaware
  Merck Ventures, Inc.                                           Delaware
  Merck Sharp & Dohme de Venezuela C.A.                          Venezuela
  Merck Sharp & Dohme Holdings de Mexico, S.A. de C.V.           Mexico
     Merck Sharp & Dohme de Mexico, S.A. de C.V.                 Mexico
  Merck Sharp & Dohme (I.A.) Corp.                               Delaware
     Merck Sharp & Dohme (Argentina) Inc.                        Delaware
     MSD Korea, Ltd.                                             Korea
  Merck Sharp & Dohme Ilaclari A.S.                              Turkey
  Merck Sharp & Dohme Industrial e Exportadora Limitada          Brazil
     Merck Sharp & Dohme Farmaceutica e Veterinaria Ltda.        Brazil
  Merck Sharp & Dohme (International) Limited                    Bermuda
     Merck Sharp & Dohme (Asia) Limited                          Hong Kong
       Merck Sharp & Dohme (China) Limited                       Hong Kong
     Merck Sharp & Dohme S.A.                                    France
  Merck Sharp & Dohme International Services B.V.                Holland
  Merck Sharp & Dohme - Lebanon S.A.L.                           Lebanon
  Merck Sharp & Dohme (Middle East) Limited                      Cyprus
  Merck Sharp & Dohme Overseas Finance S.A.                      Luxembourg
     Merck Frosst Canada, Inc.                                   Canada
     Merck Sharp & Dohme (Australia) Pty. Limited                Australia
     Merck Sharp & Dohme B.V.                                    Netherlands
       C V Laboratories B.V.                                     Netherlands
          Hubbard Belgium International N.V.                     Belgium
          Hubbard Deutschland GmbH                               Germany
          Hubbard Italia SRL                                     Italy
          Hubbard Nederland B.V.                                 Netherlands
          Hubbard Poultry U.K. Limited                           Great Britain
       Financiere MSD S.A.S.                                     France
          Laboratoires Merck Sharp & Dohme Chibret SNC           France
          Chibret Pharmazeutische GmbH                           Germany
       Merck Sharp & Dohme GmbH                                  Austria
       Merck Sharp & Dohme (Italia) S.p.A.                       Italy
       MSD Sharp & Dohme GmbH                                    Germany
          Dieckmann Arzneimittel GmbH                            Germany
          MSD Chibropharm GmbH                                   Germany
          MSD Unterstutzungskasse GmbH                           Germany
          Varipharm Arzneimittel GmbH                            Germany

     Merck Sharp & Dohme-Chibret AG                              Switzerland
       MSD Technology L.P.                                       Delaware
          Merck Finance Co., Inc.                                Delaware
     Merck Sharp & Dohme (Holdings) Limited                      Great Britain
       British United Turkeys Limited                            Great Britain
          Turkey Research & Development Limited                  Great Britain
       Charles E. Frosst (U.K.) Limited                          Great Britain
       Merck Sharp & Dohme Limited                               Great Britain
          Merck Sharp & Dohme Finance Europe                     Great Britain
       Thomas Morson & Son Limited                               Great Britain
     Merck Sharp & Dohme Idea, Inc.                              Switzerland
     Merck Sharp & Dohme (Sweden) A.B.                           Sweden
     Merck Sharp & Dohme Trading & Service Limited
       Liability Company                                         Hungary
     MSD Ireland (Holdings) S.A.                                 Luxembourg
       Fabrica de Productos Quimicos y Farmaceuticos
         ABELLO, S.A.                                            Spain
       Fregenal Holdings S.A.                                    Panama
       Frosst Iberica, S.A.                                      Spain
       Laboratorios Quimico-Farmaceuticos Chibret, Lda.          Portugal
       Merck Sharp & Dohme de Espana, S.A.                       Spain
       Merck Sharp & Dohme (Ireland)                             Bermuda
         Blue Jay Investments C.V.                               Holland
       MSD Finance, B.V.                                         Netherlands
       Neopharmed S.p.A.                                         Italy
       Ruskin Limited                                            Bermuda
     MSD (Norge) A/S                                             Norway
     Suomen MSD Oy                                               Finland
  Merck Sharp & Dohme of Pakistan Limited                        Pakistan
  Merck Sharp & Dohme Quimica de Puerto Rico, Inc.               Delaware
  MH II Corp                                                     Delaware
  MSD Chimie S.A.                                                France
  MSD Lakemedel (Scandinavia) A.B.                               Sweden
  Prosalud Peruana S.A.                                          Peru
  TELERx Marketing, Inc.                                         Pennsylvania

Merck Investment Co., Inc.                                       Delaware

Merck Sharp & Dohme (Europe) Inc.                                Delaware

Merck Sharp & Dohme Industria Quimica e Veterinaria Limitada     Brazil

Merck Sharp & Dohme, Limitada                                    Portugal

Merck Sharp & Dohme (New Zealand) Limited                        New Zealand
  Charles E. Frosst (New Zealand) Limited                        New Zealand

Merck Sharp & Dohme Overseas Finance N.V.                        Neth. Antilles

Merck Sharp & Dohme (Panama) S.A.                                Panama

Merck Sharp & Dohme Peru S.C.                                    Peru

Merck Sharp & Dohme (Philippines) Inc.                           Philippines

MI (FDL) Holdings, Inc.                                          Delaware

MSD International Holdings, Inc.                                 Delaware
  Banyu Pharmaceutical Company, Limited/1/                       Japan
     Banyu A.S.C. Co., Ltd./1/                                   Japan
     Nippon Merck-Banyu Co., Limited/1/                          Japan

MSD (Japan) Co., Limited                                         Japan



___________
/1/ 49.13% publicly held

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